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                                                                     EXHIBIT 8.1

                        SULLIVAN & CROMWELL LETTERHEAD

                                                          April 20, 1998

Zions Bancorporation,
   One South Main,
      Suite 1380,
         Salt Lake City, Utah 84111.

Dear Sirs:

          We have acted as special U.S. tax counsel to Zions Bancorporation ("Zions") in connection with the Registration Statement on Form S-4 of Zions filed with the Securities and Exchange Commission on April 20, 1998 (the "Registration Statement") and hereby confirm to you our opinion as set forth under the heading "Certain Federal Income Tax Consequences" in the Prospectus included in the Registration Statement.

          We hereby consent to the filing with the Securities and Exchange Commission of this letter as an exhibit to the Registration Statement and the reference to us under the heading "Certain Federal Income Tax Consequences". In giving such consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933.


                                    Very truly yours,

                                    /s/ Sullivan & Cromwell